WEIGHT LOSS FOREVER INTERNATIONAL, INC.
                       300 INTERNATIONAL PARKWAY, STE 100
                            HEATHROW, FLORIDA 32716
                         PHONE: 407-333-8998 (EXT. 118)
                                FAX: 407-333-8852

November 11, 2003

Tim Murray
VIA FAX: 407-339-5037

Dear Tim:

Please let this letter serve as a formal Agreement between Weight Loss Forever International, Inc. (OTCBB: WLFI) and yourself whereby we would employ you to be the Director of Corporate Development for a period of one year. As part of your duties, it is agreed that you would take over all day-to-day communications between our multiple departments. The departments are as follows: Accounting, Purchasing, Franchise Relations and Public Communications to our shareholder base and potential investors. As compensation for these duties, we will immediately issue 500,000 shares of WLFI stock for the first six month period and then an additional 500,000 shares will be issued on the sixth month anniversary as compensation for the remainder of the one year term. You, of course would have the full cooperation and support of the Board of Directors and Officers of the company to facilitate your management directives.

If this meets with your approval, please indicate your acceptance by signing below and we will make this Agreement effective on Friday, November 14th.

Sincerely,


/s/ Christopher M. Swartz

Christopher M. Swartz
Director & Secretary

                                        Accepted this 11th day of November, 2003


                                        /s/ Tim Murray
                                        ----------------------------------------
                                        TIM MURRAY